Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

MNSC.PK - Q2 2005 MSC Software Earnings Conference Call

Event Date/Time: Jul. 27. 2005 / 11:30AM ET

Event Duration: N/A

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C O R P O R A T E  P A R T I C I P A N T S

 Bill Weyand

 MNSC.PK - CEO, Chairman

 John Laskey

 MNSC.PK - SVP, CFO

 Jon Mongelluzzo

 MNSC.PK - SVP, Corporate Counsel

 Joanne Keates

 MNSC.PK - VP IR

C O N F E R E N C E  C A L L  P A R T I C I P A N T S

 Richard Davis

 Needham & Company - Analyst

 Jay Vleeschhouwer

 Merrill Lynch - Analyst

 Justin Cable

 B. Riley - Analyst

 P R E S E N T A T I O N

Operator

Good morning. At this time I would like to welcome everyone to the Q2 financial results conference call. [OPERATOR INSTRUCTIONS.] Thank you. Miss Keates, you may begin your conference.

Joanne Keates  - MNSC.PK - VP IR

Thank you. And good morning. Thanks for joining us today to discuss this morning’s press release. On the call today from MSC we are pleased to have our CEO and Chairman, Bill Weyand, as well as John Laskey, our CFO, and John Mongelluzzo, our Senior VP and Corporate Counsel.

We will provide an overview of today’s financial press release, and then hold a question-and-answer session. The second quarter disclosure of financial results has been limited, due to the fact that restatements for these financials are pending, and not quantifiable at this time. During the scheduled q-and-a, we will only take questions regarding the numbers that appear in the press release, or questions about our business strategy and business operations in general.

We will not discuss any financial data that is not disclosed in today’s press release. Also, given that restatements are pending, there will be no financial guidance given at this time. And any prior guidance or prior financial reports should not be relied upon.

Before we begin this call, let me make our Safe Harbor statement. Except for the historical information contained in this conference call, various comments we make during this call concerning trends and outlook are forward-looking statements. Such statements are based on management’s current expectations, and are subject to a number of factors and uncertainties. These factors and uncertainties are detailed in our Annual Report on Form 10-K.

Also, information provided which is not historical in nature, including any information related to the anticipated completion of the restatement, are forward-looking statements pursuant to the Safe Harbor provisions. These forward-looking statements are subject to and qualified by risks and uncertainties that could cause actual results to differ from those expressed or implied by such statements.

The agenda for today’s call will include an opening comment from Bill Weyand, where he will review our major wins in the quarter, our regional overview, and comment on our products and industry update. Jon Laskey will review our financials and comment on the restatement process. John Mongelluzzo will be available in the q-and-a, to answer any specific questions asked of him.

At this point, I’d like to turn the call over to Bill. Please go ahead Bill.

Bill Weyand  - MNSC.PK - CEO, Chairman

Thank you Joanne. And good morning, and welcome to MSC’s Q2 conference call. The MSC team delivered a very solid Q2 from operations, with two out of our three regions worldwide exceeding plan. Cash was up $20 million in the quarter. At the same time, DSOs were down 20 days.

We accomplished some major global deployment wins in VPD that we’ll add some color on, as well as strengthened the Board and management team, with three new Board members in the quarter, as well as a number of new seasoned enterprise software executives.

And last, but not least, we’ve received a number of very, very positive analyst comments on the state of MSC today, and the traction that we’re gaining with VPD in the marketplace, and last, but not least, again, some major global wins for the deployment of our solutions.

We are evolving from a technology focused Company to a customer and market driven enterprise software provider. And those actions are well underway. We had three major global wins in the quarter. Previously announced Chrysler, standardized on SimManager™, and is implementing SimManager™ as their engineering management system throughout the entire automotive enterprise.

Number two, announced today, Airbus. The largest order and deployment installation outside of the United States for our integrated SimOffice™ Suite, including Nastran™, Patran®, ADAMS® and Marc®. And this was with our MasterKey™ pricing solution. Number three, a major Japanese auto OEM, standardized on our tightly integrated power train solution for linear and non-linear analysis, replacing Abacus.

In regard to analyst comments, and I’ll quote two — one from [Daritech] [ph] and one from [Sim Data] [ph]. [Daritech]’s quotation from [Charles Fondler] is in the Airbus announcement. And I quote, this announcement validates MSC Software’s strategy for providing enterprise solutions, rather than providing single tools, targeted at the analyst community. When combined with enterprise licensing options, such as MasterKey™, the extended design teams, such as Airbus, are able to truly leverage the advantages of Virtual Product Development creation throughout their entire operations worldwide.

Second quote from Ed Miller, president of [Sim Data], which is actually being issued today as a result of some of our recent announcements and our Q2 results, and I quote, with the recent announcements of major automotive and aerospace orders for enterprise solutions in PLM, as well as moving to open standards and joining the Design Simulation Council, MSC Software is getting traction and improved execution as a leader in Virtual Product Development solutions. End of quote.

On the G&A front, we’re making progress in terms of reducing our costs, both in real estate, IT infrastructure, and product line focus, which we previously have announced. We’ll add more color on that during the q-and-a period. Thirdly, key management and Board members — on the last 60 days we have announced bringing in three very seasoned, high tech industry executives, to compliment the existing Board that is in place.

We previously announced that Phil Livingston, who is, in today’s world, designated as a financial expert, joined our Board and is not Chairman of the Audit Committee. Secondly, Ash Munshi, who is a very seasoned entrepreneurial enterprise software executive, ex-Oracle, Silicon Valley, and CEO of four enterprise software companies, three of which have either gone public or been acquired, the fourth he is Chairman and CEO of today.

And then thirdly, Masood Jabbar, who is a world renowned international high tech exec, with many years managing, running and driving Sun Microsystems business. And he brings a rolodex and guidance to our Company, that will help us improve our business execution and strategic direction. So one financial expert, two enterprise high tech executives and third a software enterprise executive, who also has significant experience in expanding development in India.

The other changes, which I alluded to in the last conference call, is that we’d be bringing in a few very seasoned executives to compliment the team that’s here in place. And last week, as well as this week, we’ve announced three new additions, plus one significant change in the senior management, to help us execute on becoming a more focused company on customers, and being market driven.

Frank Kovacs has joined us as VP of Strategic Alliances. His announcement is out there, and his credentials are out there. Very seasoned enterprise software executive, particularly in the PLM space, and has had a very proven track record in establishing these alliances. He has already hit the street running. And we are making progress as I speak.

Secondly, John Howaniec is now the Senior Vice-President of the Americas. He has a long and distinguished track record, from recently being President and CEO of a major software company, to being President of UGS PLM business in the Americas, to actually developing and leading the Metaphase Team Center initiatives at SDRC in the Americas.

Thirdly, Doug Campbell joined us as VP and Deputy Counsel. Again, many years in enterprise software and business execution. And he has recently joined us from Kendle, as their General Counsel. And again, the last but not least in terms of change is our Rick Murphy, who we have announced is now the VP of Corporate Marketing. He has been a 16 year employee with MSC Software, held many positions throughout the sales arena. And he will drive, as well as lead, our transition from a technology company to a customer and market driven company.

On the different sales regions and entities, first the Americas. Major deals in the quarter were Chrysler, NASA, D3 Technologies and IMPSA. The Americas is focused on initiatives in electronics, biomedical, as well as growth along with our auto and aero. We are launching this quarter major initiatives to gain market share and basically attack the competition. Those initiatives are underway in all regions worldwide.

Second, in EMEA, very good quarter. Exceeded plan. Major orders which were completed were Airbus, Michelin, Man Technologies, Volvo and Renault. Quarter over quarter, EMEA is improving its business execution, and clearly gaining market share. Although some of the European economies are challenged, money is clearly available for high return on investments like VPD.

Thirdly, Asia Pacific also exceeded plan. We had two major OEM wins in Asia Pacific as well, both multi-million dollar orders. Both in the automotive industry, with a major Japanese auto OEM, received a multi-million dollar order for tightly integrated linear/non-linear solutions, specifically for power train, replacing a competitor. The other key wins in the region included Samsung, Kanto Auto, Volkswagen, and Petronas.

The overall climate in Asia Pacific continues to be very positive for us. Customers from all industries are investing in VPD solutions, and improving process improvement. And again, this quarter we are implementing and stepping up the pace, and focusing on our competition, to continue to gain market share, and improve our business execution.

Quick product update. We announced major releases this quarter for three of our seven solvers in SimOffice™. And those are Patran®, Nastran™ and Super[Flange] [ph]. We also announced moving to open standards, which is a clear desire of all of our customers worldwide. We announced participation in the Design Simulation Council, which is a consortium of manufacturers, suppliers, and technology providers, focused on improving interoperability and creating open standards.

Industry update — aerospace is seeing unprecedented growth in investment. In the automotive industry, although some car companies are sales challenged, the launch of new vehicles is driving the need to automate the simulation process through our VPD solutions, as evidenced by the number of automotive wins this quarter, as well as the Chrysler announcement.

Heavy industry remains strong, due to the global economy. And we’re beginning to see and to focus on additional industries, such as electronics, jet engine [rotor] [ph] dynamics, and power train. Now let me turn the conference call over to John, to discuss the financials.

John Laskey  - MNSC.PK - SVP, CFO

Thanks Bill. Good morning everyone. At June 30, cash, cash equivalents and investments were approximately $110 million, representing an increase of $20 million during the quarter. Gross accounts receivable were $65.6 million, and DSOs stood at 81 days, which is down 20 days from the end of Q1, and compares to 88 days at the end of the fourth quarter.

Total operating expenses in Q2 were $51.6million, compared to $41.9 million in Q2 of ‘04. The $51.6 million includes $8.6 million of expenses associated with the special investigation, severance, stock compensation charges, office closures, and audit fees and related expenses. Excluding these charges, total operating expenses would have been $43 million in Q2 ‘05.

Likewise, excluding similar charges, total operating expenses would have been $39 million in Q2 of ‘04, and $42.9 million in Q1 2005. These numbers also exclude special charges in those quarters.

Net R&D totaled $8 million in Q2. This is compared to $6 million in Q2 of last year. Capitalized software was $3.5 million in Q2 ‘05. And this compares to $4.3 million in the second quarter of last year.

SG&A was $42.1 million in the second quarter. That compares to $34.4 million last year. But SG&A adjusted for similar special expenses was $33.5 million in the second quarter of ‘05, compared to $31.5 million in the second quarter of ‘04.

With respect to the restatement progress, it is a work in progress. DeLoitte & Touche now have three teams at work at MSC. There’s a SOX team — Sarbanes-Oxley team, a revenue team, and a non-revenue team. And, as indicated in our press release this morning, we are now targeting Q4 to complete our restatement and filings with the SEC. And I’d like to reiterate, our goal is for the financials industry statement to be accurate.

In summary, it was another good quarter for increases in cash. We’ve now added $29 million in cash during the first half of 2005. And, including investments, the first half increase was $33 million. We saw a 20 day improvement in DSOs. Our operations continue to gain traction, as evidenced by the major wins Bill discussed, in the quarter, and with two of the three regions exceeding plan.

We are making progress on the restatement. And I’ll turn the call back to Bill for comments before we go to q-and-a.

Bill Weyand  - MNSC.PK - CEO, Chairman

Thanks John. Well, just to reiterate and summarize, another solid quarter by MSC Software. Cash is up $20 million in the quarter, and DSOs down 20 days. MSC is now focused on becoming a customer and market driven enterprise software company. The new management and Board members support this strategic direction, as well as will help us in business execution.

The major wins for SimOffice™ and SimManager™ in the quarter give us confidence that we are gaining momentum for enterprise integrated solutions. And the industry analysts support VPD and the momentum that we are gaining. With that, Joanne, shall we open up to q-and-a.

Joanne Keates  - MNSC.PK - VP IR

Yes, Lisa?

Q U E S T I O N  A N D  A N S W E R

Operator

[OPERATOR INSTRUCTIONS.] Richard Davis with Needham & Company.

Richard Davis  - Needham & Company - Analyst

Thanks very much. With regard to the SimManager™ wins, and a little bit more broadly than that, I think I understand the business proposition. But how as an outsider should I think about the economics of this effort? So, for example, are you selling this to a different buyer? What is typically the size of a transaction? Is it paid up or term?

And then, more importantly, does this represent, I guess, kind of a new market opportunity for you? Because historically it was always kind of a replacement market. One person would have to knock the other out. But it feels like this is something new.

Bill Weyand  - MNSC.PK - CEO, Chairman

Yes, you’re absolutely correct. This is a game changer. This Company, MSC Software, is evolving from being a software tools selling (inaudible) software to basically enterprise solutions to automate the simulation process, as well as to manage the engineering systems associated with product development. So these are new orders. These aren’t sales to a simulation engineer. These tend to be bigger orders.

And the levels making these decisions are VPs of Engineering, VPs of Advanced Vehicle or Aerospace Development, CIOs of the corporation. The last frontier to accelerate, basically, time to market for products, whether it’s aerospace or computers is really to automate and integrate the simulation process into the system. That’s what SimOffice™ and SimManager™ are doing. And it really is a breakout strategy for MSC Software.

Richard Davis  - Needham & Company - Analyst

So previously, if I was not doing this, I was probably just paper and pencil or email or whatever? Right? Is that really the competition against which you’re competing at this point?

Bill Weyand  - MNSC.PK - CEO, Chairman

Well, under the umbrella of PLM, Product Lifecycle Management, there’s a number of what I call software solutions or layers of software. You have a partner for the ERP system, like Oracle. And you have a partner for a CRM system. You have a partner or a strategic alliance solution for like product data management, as an example. Well, this is emerging — and like the Chrysler announcement and the others — as basically an enterprise layer of software, that automates and installs the engineering (inaudible) of the simulation process.

Richard Davis  - Needham & Company - Analyst

Got it. So it links it all together. Okay. Great. Thank you very much.

Operator

Jay Vleeschhouwer with Merrill Lynch.

Jay Vleeschhouwer  - Merrill Lynch - Analyst

Thanks. Good morning. Bill, where are you in terms of examining your product portfolio, and potentially pruning out those products that are small and not material to revenues? And related to that, perhaps for John, if in fact you do cut back some number of products, would that be an opportunity to apply some kind of an impairment test or asset valuation test, such that you could reduce at least some of that large amount of cap software that you have on the books? That’s question number one.

Bill Weyand  - MNSC.PK - CEO, Chairman

Okay. This is Bill. Let me reply. We have been through the process, the entire, basically, executive team. We have identified a number of products that we’re putting into one maturity model, meaning not investing in them, and letting them go into their (inaudible).

Second of all, is we’ve also identified a number of tactical products that we are going to actually sell of, but license back, so that the solution is still part of our suite. That is underway. And we have several individuals that are senior management that are involved in that activity. And whether it happens this quarter and/or next quarter is kind of a work in process. But there are several product areas we are committed to divesting ourselves of. John?

John Laskey  - MNSC.PK - SVP, CFO

Good morning Jay. The answer to your question is yes. There’s certainly an opportunity here, I think, to test for impairment. But even in a broader sense, as we go through the restatement, we’re looking at the whole concept of the capitalized software and how it was done, and whether there’s any opportunities to take advantage of the restatement process, to reduce the carrying value of some of that stuff on the balance sheet, as well as try to sort of minimize or at least reduce the amortization impact going forward.

Jay Vleeschhouwer  - Merrill Lynch - Analyst

Would that be coincident with the restatement? Or would that have to follow at some later date?

John Laskey  - MNSC.PK - SVP, CFO

No. I think it would be coincident.

Jay Vleeschhouwer  - Merrill Lynch - Analyst

Okay. To follow on a bit to Richard’s questions earlier about the market and the customers are doing. Some of the names you highlighted this morning, like Chrysler and Airbus, have of course been longstanding customers of yours. So, just to clarify, are you suggesting that they are expanding their revenue commitments to you, their capacity and number of products is in fact increasing with you? Or are you just simply providing them more at par, let’s say, versus where you were before?

Bill Weyand  - MNSC.PK - CEO, Chairman

The answer, simply, they’re definitely expanding. The Airbus is a large order, multi-millions, for global points of deployment of MSC Software solutions. Both solvers. But SimOffice™ in terms of the integration.

The Chrysler announcement is basically after them. They’re doing the pilot programs, that they have selected us as their strategic partner. And we’ll deploy throughout every vehicle program in Chrysler. We are the integrated system, whether they’re using our solvers or are using other people’s solvers. So we’re basically the backbone of Chrysler’s engineering management system. And they are accelerating the process as we speak, because the return on investment is —

Jay Vleeschhouwer  - Merrill Lynch - Analyst

Can you elaborate Bill on what you meant by the competitive initiatives? Earlier in your prepared remarks you talked about various initiatives you would undertake versus the competition. What does that mean exactly?

Bill Weyand  - MNSC.PK - CEO, Chairman

Okay. Well, first of all, these major win that we announced were obviously very competitive. And we won because our value proposition was higher. And again, the benefit of an integrated solution and the return on investment greatly outweighs the features of functions of simulation tools. So that’s number one.

Number two is that MSC Software has been a very highly regarded company in aerospace and auto, and heavy machinery. Having said that, we haven’t been as aggressive in the past as we are today in pursuing new markets, one. And two, aggressively competing and winning versus the other major players in the simulation business.

We have, this quarter, launched worldwide competitive strategies against three major competitors. So, in summary, we’re basically evolving from a company that farms certain markets to we’re now evolving to hunters going after and more aggressively not only our existing markets, reasserting our dominance of automotive and aerospace and heavy machinery. But we’re going after strategic markets.

We’re not playing the simulation tools game. We’re marketing and aggressively positioned integrated solutions, which have one, a higher return on investment for customers, and two, they tend to be bigger orders.

Jay Vleeschhouwer  - Merrill Lynch - Analyst

Alright. Just a couple of last things. Can you talk about your partnering with other CAD or PLM companies? Dassault has tended to be perhaps more equal than others in terms of your relationship over the last couple of years on the development and distribution side. What are your thoughts on trying to align yourselves more proactively with other partners?

Bill Weyand  - MNSC.PK - CEO, Chairman

Well, you are correct Jay. We have had and we continue to have going forward an excellent relationship with Dassault. They tend to be and are the leaders in automotive and aerospace from a design CAD standpoint.

Having said that, the industry, meaning our customers, want us to move towards open standards. And then frankly, my interest is to move to the center field, and plug and play with all the design companies.

Jay Vleeschhouwer  - Merrill Lynch - Analyst

Alright. And you’ll keep us apprised of all that?

Bill Weyand  - MNSC.PK - CEO, Chairman

Yes, we will.

Jay Vleeschhouwer  - Merrill Lynch - Analyst

And then lastly, taking into account the adjustments, John, for SG&A, and as well adding back [cap soft] [ph] with R&D, it does look as though your gross expenses are trending higher. Are we at a peak now in expenses? Or can you explain why the trend thus far still appears to be higher?

John Laskey  - MNSC.PK - SVP, CFO

Yeah, a couple of just general reactions to that. I think the benefits that we’re striving for from the rationalization of some of the infrastructure stuff that we’ve talked about in the past are really going to manifest themselves more toward the end of the year then they have in the current first half of the year. And second, we can’t comment on revenue or that type of performance.

But we do have an increase in overall incentive compensation that — quarter over quarter, and quarter from last quarter, and this quarter from quarter year-ago, was really the primary reason for that trend up that you see.

Jay Vleeschhouwer  — Merrill Lynch - Analyst

Thank you very much.

Operator

Justin Cable with B. Riley.

Justin Cable  — B. Riley - Analyst

Hi. Good morning. Just a couple questions here. As far as the operational improvements, some of the restructuring charges taken during the quarter, I mean in terms of looking at the costs going forward, can you kind of quantify or maybe give us a percentage as to what you’re expecting in terms of a cost reduction, perhaps on a G&A or other costs, excluding the special items that were listed in the press release today?

John Laskey  — MNSC.PK - SVP, CFO

Yeah Justin, I don’t think we’ve actually captured that as a percentage. And I’m not sure I feel comfortable putting that out as guidance here at the moment. I can tell you that the decisions that we’ve made in a variety of areas are going to have some very meaningful impact on what has been the kind of steady state run rate in the past on operating expenses. And certainly the benefits will manifest themselves more in the fourth quarter, and certainly in a much more substantial way in 2006.

So I am sorry I can’t quantify it for you. But we’re doing these — we’re looking at the return on this stuff. We’re looking at the payback on it. We’re looking at what operating efficiencies we get. And all of these are being made on a good investment analysis perspective. And we will see the benefit in improved operating margins.

Justin Cable  - B. Riley - Analyst

Okay. That’s fine. Should we expect to see some more restructuring going on this quarter, and in Q4?

John Laskey  - MNSC.PK - SVP, CFO

We’ll certainly see more in the third quarter. Don’t know whether it will be to the extent that we’ve identified in Q2. And it’s our hope that, by the time we get to the fourth quarter, that we’ve made all the major decisions, we’ve implemented them, and that what you would see in Q4 would be a little more closer to a steady state type of run rate here.

Justin Cable  - B. Riley - Analyst

Okay. In looking at the second quarter on a — I know you don’t give revenues. But certainly you know what your bookings and number of deals that you’ve received during the quarter. Can you talk about, perhaps, linearity of receiving those deals versus prior quarters? And were there any significant changes in the overall sales strategy during the quarter? Or do you see Q2 just benefiting from having a larger pipeline, better sales execution? Or I guess just a little color on some of the progress that you’re making on the sales front.

Bill Weyand  - MNSC.PK - CEO, Chairman

Sure. This is Bill. You’re correct. I mean we are evolving as a Company. And the best way to say it is that we have a lot of excellent salespeople. We have groups of salespeople that are traditional to this space, basically selling tools, features and functions to engineers. That group is very dedicated, does an excellent job, tends to be in the smaller industries and smaller companies. That side of the organization, we’re not expanding. Okay?

Where we are expanding our sales force, and we are expanding our focus, is on key accounts. And we are hiring. And we are training our existing sales force, and hiring new people and new management, that are ROI solution salespeople, that will be selling an MSC Software solution, which means, number one, it’s a higher value proposition to the customers. But two, to us, it’s also larger orders.

And, therefore, as we grow orders, as we get the new management team in place, and they accelerate basically our evolution to be customer driven, and we are in the process of establishing alliance partnerships with our partners – I’ll share more details and color with you on the next conference call — that you’ll see us getting excellent traction in terms of business execution, sales execution, larger orders, and license revenue growth.

Justin Cable  - B. Riley - Analyst

Got it. Okay. And with these large deals that you talked about, were these — I mean was this what helped drive better execution in Asia Pac and EMEA? Or did you see just a general strength across the board?

Bill Weyand  - MNSC.PK - CEO, Chairman

I think that our organizations in Asia Pac and EMEA are really seasoned and really solid. Our operations in the Americas is kind of in transition. The new management team will accelerate that, along with, frankly, my participation in our strategic customers. And I think by Q4 we ought to be hitting on all cylinders globally in terms of business and sales execution.

Justin Cable  - B. Riley - Analyst

Would you characterize North America as being soft in Q2 or below expectations? Or more so in line?

Bill Weyand  - MNSC.PK - CEO, Chairman

I don’t know if I can add any more color to it, because I can’t provide you any numbers. I would love to talk about license revenue growth. But I am not in a position to do that yet.

Justin Cable  - B. Riley - Analyst

Okay. And last question is just I know you didn’t update the numbers on the pipeline. But maybe you can talk about some of the trends that you might be seeing in the different regions in terms of pipeline.

Bill Weyand  - MNSC.PK - CEO, Chairman

Sure. We basically — pipeline is an indication of what the future holds, when you’re in the process of looking at what the future will develop in terms of business orders and license revenue. We track it internally now. It’s become, from a management standpoint, less important.

And actually orders, order size, key accounts, and license revenue growth are obviously more important metrics for us going forward. John and I are in the process of looking at what metrics, when we can talk specifically about numbers, that we’re going to focus internally, as well as communicate to you externally. But, because of the restatement, we’re not able to talk about those metrics yet.

Justin Cable  - B. Riley - Analyst

Okay. Fair enough. Thanks.

Operator

At this time, there are no further questions. Mr. Weyand, are there any closing remarks?

Bill Weyand  - MNSC.PK - CEO, Chairman

Thank you. Well, thank you for dialing in for our Q2 results. The MSC team delivered another quarter with cash up $20 million, DSOs down 20 days. We’ve added new Board members that compliment our existing Board, plus bring a variety of high technology business skills as well.

Thirdly is we’ve added a number of seasoned industry executives from the PLM and data management space, that compliment the team that we have in place, to help us deliver greater value to our employees, customers, and shareholders.

The major VPD wins announced this quarter clearly show that we’re gaining traction. We’re also very pleased with the positive industry analyst comments, as our customers standardize on MSC VPD solutions going forward.

It feels like MSC is gaining market share today. I believe we’ve turned the corner. The new team is now in place. And we are all focused on improving business execution and gaining market share going forward, with the end result of delivering greater stakeholder value. Thank you. MSC Software Q2 2005 Earnings 1

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